Exhibit 99.1

Xylem Inc.

301 Water Street SE, Suite 200

Washington, DC 20003

Tel +1.202.869.9150

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Andrea van der Berg +1 (914) 260-8612
	houston.spencer@xylem.com	andrea.vanderberg@xylem.com

Xylem Announces CEO Succession Aligned with Growth Strategy

and Next Steps in Value Creation

•	Patrick Decker to retire from CEO position at the end of the year and remain employed as an advisor through March 2024

•	COO Matthew Pine to assume CEO position effective January 1, 2024

•	William Grogan appointed CFO, succeeding Sandra Rowland, effective October 1, 2023

•	Company reaffirms third-quarter and full-year 2023 guidance

WASHINGTON, D.C., (Sept. 5, 2023) – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today announced that after a distinguished decade leading Xylem, President and Chief Executive Officer Patrick Decker has announced his plans to retire as CEO at the end of 2023. In accordance with the Company’s long-term succession planning process, Decker will be succeeded by Matthew Pine, Xylem’s Chief Operating Officer, effective January 1, 2024. At that time, Decker will retire from Xylem’s Board and Pine will join as a Director. Decker and Pine will work closely together to ensure a smooth transition.

Xylem has also appointed William Grogan, formerly Chief Financial Officer of IDEX Corporation, to Senior Vice President and Chief Financial Officer, effective October 1, 2023. Grogan succeeds Sandra Rowland who is leaving to pursue new and different opportunities. Both Decker and Rowland will remain employed through March 2024 to serve as advisors and support the transitions.

Robert Friel, Chair of Xylem’s Board, commented, “With Patrick’s decision to retire, we have the privilege of making these executive appointments as Xylem’s strength, performance and momentum continue to rise. The Board unanimously agrees that Matthew is the right leader to drive the next chapter of value creation at Xylem. Matthew brings a strategic, global mindset and deep operational capability, and we look forward to his continued leadership in advancing the Company’s impact around the world.”

Friel continued, “The Board is very grateful for Patrick’s leadership over nearly ten years, a period during which Xylem transformed into a global market leader with expanded scale and international presence, the water industry’s most advanced portfolio of solutions, and an outstanding record of value creation – delivering more than 300% total return to shareholders. Under Patrick’s visionary and passionate leadership, he and the team have fortified Xylem’s competitive advantages and put the Company on a path of continuing growth. Xylem’s future is very bright and we thank Patrick for his service.”

Patrick Decker commented, “It has been a tremendous honor to serve as CEO for nearly a decade. I am so proud of the impact the Xylem team has had helping our customers and communities become more water-secure and more sustainable. Having worked side-by-side with Matthew for the past several years, I have full confidence he will continue Xylem’s trajectory of growth and accelerate our focus on both economic and social value creation. I want to thank Rob and our entire Board of Directors for their steadfast encouragement and partnership throughout my tenure. I am excited about Xylem’s next chapter and look forward to working with Matthew over the next several months to ensure a smooth transition.”

COO Matthew Pine said, “Xylem is an outstanding company with an exceptionally talented and purpose-driven team. I am humbled and excited to have the opportunity to build on the strong foundation, momentum and long-term trajectory created under Patrick’s leadership. As we integrate two great companies – Xylem and Evoqua – the whole team is committed to helping our customers address intensifying global water challenges by applying the power of technology and innovation, driving the digital transformation of water, and delivering solutions at scale. Together with our partners, we have an unparalleled opportunity to deliver even more impact, alongside profitable growth and value creation for all our stakeholders.”

Commenting on the CFO succession, Decker said, “Bill will be an outstanding partner in guiding Xylem’s future, and Matthew and I are thrilled to welcome him to the team. A strategic global finance leader, Bill brings an impressive track record of value creation over 20-plus years. His deep experience delivering profitable organic and inorganic growth, focus on productivity, and disciplined approach to capital deployment will serve Xylem well as we continue on our path to deliver sustained organic growth, margin expansion, and above-market returns.”

Decker concluded, “On behalf of our entire company, I want to extend heartfelt thanks to Sandy for her countless contributions as our CFO over the past three years. Her energizing leadership and commitment to excellence have put us in a position of robust financial health and steered us confidently into the next phase of Xylem’s growth.”

The Company is reaffirming its third-quarter and full-year 2023 guidance issued on August 2, 2023.

About Our Executives

Matthew Pine joined Xylem in 2020. During his tenure, he has led Xylem’s Applied Water Systems and Measurement & Control Solutions segments and the Americas Commercial Team. As Chief Operating Officer, he currently leads Xylem’s regions, business segments and the Company’s global innovation, technology, product management, IT, integrated supply chain, and digital functions. Prior to joining Xylem, Mr. Pine amassed more than 25 years of experience in general management, sales, marketing, digital and product management, including as President of Carrier Residential for United Technologies Corporation, Marketing and Product Management Lead for the Carrier Residential HVAC business unit, Head of Power Plant Sales Technology in Central Europe for Vestas Wind Systems, Director of Product Management and Marketing for Lennox International Inc., and sales and marketing leadership roles at Trane Residential & Light Commercial Systems.

William Grogan has served since 2017 as Executive Vice President and Chief Financial Officer of IDEX Corporation (NYSE: IEX), a diversified manufacturer of highly engineered, mission-critical products for a wide range of markets. At IDEX, Mr. Grogan was responsible for a global financial strategy that supported more than doubling the Company’s market cap to $17 billion during his tenure as CFO. He previously held finance leadership roles at Walgreens, Highway Technologies, Crane, and Sears. Mr. Grogan earned a Bachelor’s Degree in Finance from Merrimack College and an MBA from Kellogg Graduate School of Management at Northwestern University. He is a member of the Board of Directors and the Audit Committee for Crane NXT (NYSE: CXT).

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About Xylem

Xylem (XYL) is a leading global water technology company committed to solving the world’s critical water, wastewater, and water-related challenges through technology, innovation, and expertise. Our more than 22,000 diverse employees delivered combined pro forma revenue of $7.3 billion in 2022. We are creating a more sustainable world by enabling our customers to optimize water and resource management and helping communities in more than 150 countries become water-secure. Join us in the effort at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth. Such statements are not guarantees of future performance. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. The forward-looking statements included in this press release are also subject to a number of material risks and uncertainties set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings we make with the Securities and Exchange Commission. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.